1. Shipbroker
CARRIERS CHARTERING CORP

BIMCO STANDARD BAREBOAT CHARTER
CODENAME: "BARECON2001"

PART I

2. Place and date
ATHENS-GREECE, 18/11/2015

3. Owners/Place of business (Cl. 1)
GO SKAR SHIPPING SA
80 BROAD STREET MONROVIA, LIBERIA
PERFORMANCE TO BE GUARANTEED BY
MARINE SPIRIT SA, MARSHALL ISLANDS

4. Bareboat Charterers/Place of business (Cl. 1)
Poseidon Navigation Corp of Marshall Islands
PERFORMANCE TO BE GUARANTEED BY BOSTON CARRIERS INC. a company incorporated under the laws of

5. Vessel's name, call sign and flag (Cl. 1 and 3)
MV GO SKAR, D5IU8, LIBERIA

6. Type of Vessel
BULK CARRIER

7. GT/NT
25,885/13,673

8. When/Where built
1994, TSUNEISHI/JAPAN

9. Total DWT (abt.) in metric tons on summer freeboard
43,656 MTS

10. Classification Society (Cl. 3)
NKK

11. Date of last special survey by the Vessel's classification society

12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3)
BLT FEB 1994 TSUNEISHI, 43,655 DWT ON 11.323 M SW, IMO: 9071416, GRT/NRT: 25885/13673, LOA/BEAM 185.80/30.40 M, 5 HO /HA
CARGO GEAR 4 X 25 T CR SERVING ALL HOLDS, GR/B., 53,593.70 CBM/ 52,279.80 CBM

13. Port or Place of delivery (Cl. 3)
UPON COMPLETION OF PRESENT VOYAGE AT CHITTAGONG, BANGLADESHINA, ~~OR AT SEA.~~

14. Time for delivery (Cl. 4)

15. Cancelling date (Cl. 5)
16.11.2015

16. Port or Place of redelivery (Cl. 15)
NOT APPLICABLE DUE TO PURCHASE OBLIGATION

17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15)
NOT APPLICABLE DUE TO PURCHASE OBLIGATION

18. Running days' notice if other than stated in Cl. 4
20, 10, 7, 5, 3DAYS AND 48, 24HOURS

19. Frequency of dry-docking (Cl. 10(g))
AS PER CLASS REQUIREMENTS

20. Trading limits (Cl. 6)
THE CHARTERERS SHALL HAVE THE FULL USE OF THE VESSEL AND MAY EMPLOY THE VESSEL IN ANY LAWFUL TRADE AND, SUBJECT TO THE OTHER PROVISIONS OF THIS CHARTER, MAY OPERATE THE VESSEL ON A WORLD WIDE BASE WITHIN INSTITUTE WARRANTY LIMITS (OR OUTSIDE INSTITUTE WARRANTY LIMITS IF THE CHARTERER HAS OBTAINED PRIOR WRITTEN CONSENT OF THE OWNER AND THE MORTGAGEE (WHICH CONSENT IN THE CASE OF THE OWNER SHALL NOT BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED) OBTAINS AND PAYS FOR INSURANCE COVERAGE FOR THE INSURED VALUE OF VESSEL AND HAS NOTIFIED THE OWNER OF SUCH COVERAGE PRIOR THERE TO); PROVIDED THAT THE VESSEL SHALL NOT BE USED OR OPERATED IN ANY MANNER CONTRARY TO ANY APPLICABLE LAW, ALWAYS EXCLUDING ~~AMAZON RIVER,~~ ALASKA, ~~ALGERIA, BANGLADESH, BENIN, BISSAU, CAMBODIA, CAMEROON, CONGO, CUBA, DJIBOUTI, ERITREA, ETHIOPIA, EQUATORIAL GUINEA(BUT PORT KAMSAR ALLOWED), GABON, GAMBIA,~~ GHANA, GUINEA, ~~IRAN, IVORY COAST, LEBANON, MADAGASKAR, MYANMAR,~~ NIGERIA, NORTH KOREA, ~~RIVER ORINOCO (BUT BOCA GRANDE ALLOWED),~~ SENEGAL, ~~SIERRA LEONE, SOMALIA, SRI LANKA, SUDAN, SYRIA, TOGO, TURKISH OCCUPIED CYPRUS, YEMEN, ZAIRE~~ AND ALSO EXCLUDING ANY COUNTRY WHICH MAY FROM TIME TO TIME BE PROHIBITED BY THE VESSEL'S FLAG, PORT STATE OR UNITED NATIONS SANCTIONS IN PLACE OR PUT IN PLACE IN THE FUTURE. VESSEL CAN TRADE INTO ISRAEL BUT CANNOT THEREAFTER CALL TO AN ARAB LEAGUE COUNTRY. THE VESSEL IS NOT TO TRADE IN ICE NOR FOLLOW ICE-BREAKERS. VESSEL WILL NOT BE FORCED TO TRADE IN ANY WAR OR WAR RISK ZONE AND/OR PIRACY ZONES (IN CASE THAT VESSEL CROSSES PIRACY AREA OR PASSES NEARBY, BIMCO PIRACY CLAUSE TO APPLY AS PER RIDER CLAUSE 20)

21. Charter period (Cl. 2)
5 YEARS TO COMMENCE UPON DELIVERY OF THE VESSEL

22. Charter hire (Cl. 11)
USD 1,721.25 PER DAY PAYABLE EVERY 30 DAYS IN ADVANCE

23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii))
NOT APPLICABLE

24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV
RATE OF INTEREST AS PER CLAUSE 11

25. Currency and method of payment (Cl. 11)
ALL BASIC HIRE AND SUPPLEMENTAL HIRE SHOULD BE PAID BY CHARTERERS TO THE OWNERS IN THE ACCOUNT SPECIFIED IN BOX 26 (OR TO SUCH ACCOUNT AS MAY BE NOTIFIED TO THE CHARTERERS BY THE OWNERS IN WRITING) IN USD EVERY 30 DAYS IN ADVANCE BY TELEGRAPHIC TRANSFER.

26. Place of payment; also state beneficiary and bank account (Cl. 11)
Eurobank Cyprus Ltd
6 Spyrou Kyprianou Str, 3733 Limassol, Cyprus
SWIFT:ERBKCY2N1
Favour:MARINE SPIRIT (MANAGEMENT) SA
IBAN: CY58018000030000201100292246

27. Bank guarantee/bond (sum and place) (Cl. 24) (optional)
PAYMENT OF USD 500,000 TO OWNERS NOMINATED BANK ACCOUNT, NON REFUNDABLE EXCEPT AS PROVIDED ELSEWHERE IN THIS CONTRACT OR RIDER CLAUSES, AND PAYABLE WITHIN FIVE (5) DAYS FROMORM SIGNING TO of this contract

28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)
CLAUSE 12 B TO APPLY

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)
CLAUSE 13 TO APPLY AND RIDER CLAUSE 43
H&M VALUe 5.0 mil $

30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
NOT APPLICABLE

31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
NOT APPLICABLE

32. Latent defects (only to be filled in if period other than stated in Cl. 3)
NOT APPLICABLE

33. Brokerage commission and to whom payable (Cl. 27)
1,25% ON BAREBOAT HIRE AND 1% ON SNP TO CARRIERS PAYBLE BY ONWERS/SELLERS

34. Grace period (state number of clear banking days) (Cl. 28)
~~THREE~~ FOURTEEN (~~3~~14) BANKING DAYS NEW YORK

35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)
LONDON-UK, ENGLISH LAW TO APPLY

36. War cancellation (indicate countries agreed) (Cl. 26(f))
NOT APPLICABLE

37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **NOT APPLICABLE**

38. Name and place of Builders (only to be filled in if PART III applies)
NOT APPLICABLE

39. Vessel's Yard Building No. (only to be filled in if PART III applies)
NOT APPLICABLE

40. Date of Building Contract (only to be filled in if PART III applies)
NOT APPLICABLE

41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) **NOT APPLICABLE**
a)
b)
c)

42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **PART IV APPLIES**

43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **NOT APPLICABLE**

44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **LIBERIA**

45. Country of the Underlying Registry (only to be filled in if PART V applies)

46. Number of additional clauses covering special provisions, if agreed
RIDER CLAUSES 32 to 63

First issued by The Baltic and International Maritime Council (BIMCO), Copenhagen in 1974 as "Barecon A" and "Barecon B". Revised and amalgamated 1989. Revised 2001.
Printed by BIMCO's idea
Copyright, published by The Baltic and International Maritime Council (BIMCO), Copenhagen, issued November 2001

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)
GOSKAR SHIPPING S.A. MONROVIA LIBERIA	Antonios Bertsos Director Poseidon Navigation Corp.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

1. Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

"The Owners" shall mean the party identified in Box 3;

"The Charterers" shall mean the party identified in Box 4;

"The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

"Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter 'annex xx' and stated in Box 28.

2. Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period").

3. Delivery

(not applicable when Part III applies, as indicated in Box 37)

(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy And in every respect ready in hull, machinery and equipment for service under this Charter.

The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct.

(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.

(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.

4. Time for Delivery

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.

Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.

The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position

5. Cancelling

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.

(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.

(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.

6. Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7. Surveys on Delivery and Redelivery

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.

8. Inspection

The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:-

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

(b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

(c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.

All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Charter Period.
The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9. **Inventories, Oil and Stores**
~~A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~

10. **Maintenance and Operation**
(a)(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

~~(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~

(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

(c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.

(e) Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 16 or, if Box 16 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11. **Hire**
(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

in respect of which time shall be of the essence.
(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.
(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.
(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.
(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.
(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.
(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

12. Mortgage
(only to apply if Box 28 has been appropriately filled in)
*) (a) The Owners warrant that they have not effected ~~any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~
*) (b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. Balance of the Mortgage and repayment terms are scheduled in annex A.
*) *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).*

13. Insurance and Repairs
(a) During the Charter Period the Vessel shall be kept insured by the Owners at Charterers expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(ii)) in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.
The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.
All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers' account.
(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.
(c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.
(d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.
(e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.
(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.

14. Insurance, Repairs and Classification
(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).
(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Charterers according to their respective interests.

(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(ii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.

(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.

(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.

(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

(f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.
The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.

(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.

(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.

(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.

(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.

(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

15. **Redelivery**

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.
The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.
Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.
The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16. **Non-Lien**

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:
"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17. **Indemnity**

(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.
In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

18. Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19. Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average
The Owners shall not contribute to General Average.

22. Assignment, Sub-Charter and Sale
(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.
(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.

23. Contracts of Carriage
*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.
*) ~~(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

*) *Delete as applicable.*

24. Bank Guarantee
- Notwithstanding to Rider cl 42 of the agreement the Charterers undertake to pay, on delivery of the Vessel, in the sum as indicated in the Box 27 and at the place as indicated in Box 28 as guarantee for full performance of their obligations under this Charter. This amount can be used also to cover any Charterers amounts due to Managers or Owners and should be immediately replenished if amount is reduced below 250,000 $ otherwise is considered a Material breach of contract that will enforce vessel's withdrawal from Charterers orders and seizure of Balance of such guarantee. ~~However such use of deposit cannot be considered as regular and punctual hire~~ payments of Charterers obligations ~~towards Owners.~~

25. Requisition/Acquisition
(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.
(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".

26. War
(a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.
(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.
(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.
(e) The Charterers shall have the liberty:
(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes,

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irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby

sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel

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compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter reimbursement of the compensations,

whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel and the owners will reimburse the USD 600,000 less always Charterers obligations towards Managers and/or other parties,
Bank guarantee/bond provided in Box 27, if the vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

27. **Commission**

The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33 the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.
If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission.
Should the parties agree to cancel the Charter, the

written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.

(b) Owners' Default

If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners. If this Charter is terminated due to Owners Default then the charterers are entitled reimbursement of the USD 600,000 Bank Guarantee/bond provided in Box 27 by the owners less Charterers obligations towards Managers and/or other parties,
in addition to any other claim they may have.

(c) Loss of Vessel

This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred. Notwithstanding anything to the contrary herein the Charterers Owners shall always be entitled of insurance proceeds in case of a Loss of Vessel and will then pay refund the amounts of any paid by Charterers
Purchase option according to this charter to the owners after receiving the insurance award.

Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.

28. **Termination**

(a) Charterers' Default

The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;

(ii) the Charterers fail to comply with the requirements of:
(1) Clause 6 (Trading Restrictions)
(2) Clause 13(a) (Insurance and Repairs)
provided that the Owners shall have the option, by

(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29. Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30. Dispute Resolution

*) (a) This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to

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the provisions of this Clause.
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

*) (b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.
In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

*) ~~(c) This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~(d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.~~
~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-~~
~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.~~
~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~
~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~
~~(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~
~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~
~~(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~
~~(vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~
~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~
~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.~~
~~*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~

31. **Notices**
(a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.
(b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.

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OPTIONAL PART

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART IV
HIRE/PURCHASE AGREEMENT

OPTIONAL PART

(Optional, only to apply if expressly agreed and stated in Box 42)

On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II ~~as well as Part III~~, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.

In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.

The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.

The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.

In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.
The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.

The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.

The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.

~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1. **Definitions**
For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:
"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.
"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

2. **Mortgage**
The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.

3. **Termination of Charter by Default**
If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.
In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ADDITIONAL RIDER CLAUSES

TO PART II OF THE "BARECON 2001" Standard Bareboat Charter form

In respect of the

M/V GO SKAR CHARTERPARTY DD ~~27~~16 ~~October~~ November 2015 (the "Charter")

CLAUSE 32 – INVENTORIES, OIL AND STORES

Charterers agree to pay for the bunkers and unused/unbroached lubricants (declared on Vessel's physical delivery) at the time of Vessel's physical delivery taking place (based on Owners' last purchase price as evidenced by relevant last invoices). The Vessel shall be chartered to the Charterers with all spare parts thereof, secondary oils, chemicals, paints, ropes, cabin stores, engine consumable stores, deck consumable stores and unbroached provisions on board the Vessel. The total amount of bunkers and lubricants shall not exceed the amount of United States Dollars 150,000 and shall be paid by Charterers in two equal installments, the first being payable upon delivery of the Vessel to Charterers and the second one calendar month after.

Owners to provide ASAP for Charterers' review and approval a detailed inventory list of spare parts, secondary oils, chemicals, paints, ropes, cabin stores, engine consumable stores, deck consumable stores and unbroached provisions at time of delivery for their verification. Those inventories should be signed by Charterers' and Owners' Representatives and after Owners provide supportive invoices of those stores only, Charterers will pay for such stores and spare parts at the time of Vessel's delivery to the Charterers.

At the time of physical delivery from Owners to Charterers as specified in boxes 13, 14 and 15, Owners will provide a detailed inventory list with costs evidenced by supportive invoices for all spare parts on board the vessel. Such list will be agreed and signed by both Owners' and Charterers' Representatives on board the vessel.

It is furthermore agreed that within the Charter period, as specified in box 21, Charterers will have the right to use any or all of the spares as listed on the inventory list.

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CLAUSE 33 – ITINERARIES

Charterers agree that, Charterers will keep Owners duly informed on Vessel's movements/itineraries during the course of this Charter .

CLAUSE 34 – CONDITIONS FOR DELIVERY

a) Prior to delivery of the Vessel under this Charter, the Charterers shall obtain and present to the Owners the following documents:

   i. Original Good Standing Certificate or similar of the Charterers and of the Guarantors , that are hereby defined as a company named Boston Carriers Inc, having its registered address in .....
   ii. Certified copy of the Articles of Incorporation and Bylaws or similar of the Charterers and of the Guarantors.
   iii. Original Corporate Resolutions of the Charterers and of the Guarantors approving the Charter in full (drafts thereof shall be forwarded to the Mortgagee for approval).
   iv. Original Power of Attorney of the Charterers and the Guarantors appointing Representative(s) to execute the relevant documents (drafts thereof shall be forwarded to the Mortgagee for approval).
   v. Copies of all Insurances (as hereinafter defined) effected as per Clause 43 for the Vessel, showing the name of the Owners and of the Mortgagees.
   vi. a tripartite deed, containing, *inter alia*, a first priority assignment to the Vessel's Mortgagee of, *inter alia*, all the Owners' and the Charterers' rights in the Insurances, earnings and the proceeds of any requisition of the Vessel and of the benefit of the Charter (the "**Tripartite Deed**") to be entered into by and among the Owners, the Charterers, the Guarantors and the Mortgagee, in form acceptable by the Mortgagee.
   vii. Guarantees of the Guarantors in forms and substance satisfactory to the Owners and the Mortgagee.
   viii. A Management Agreement, entered into between Charterers and Marine Spirit (Management) SA by virtue of which Marine Spirit (Management) SA will take over the ~~technical~~ management of the Vessel, under the terms and the conditions ~~of~~ stipulated therein
   ix. Evidence that the amount of United Stated Dollars 500,000 (hereinafter called "Downpayment") which is the same amount as the Bank guarantee/ bond as per box 27 of the Charter has been paid by Charterers to Owners nominated bank account. This amount will be non refundable except as provided elsewhere in the Charter and this document and will be used for]covering from time to time the Hire payment until it reaches a balance of USD 250,000 and then will have to be replenished to USD 500,000 again and any remaining balance will set off against the Purchase Price, as stipulated in Clause 42 herein below

b) Prior to delivery of the Vessel under this Charter, the Owners shall obtain and present to the Charterers the following documents:

   i. Certified copy of the Memorandum and Articles of Association for the Owners
   ii. Original Corporate resolutions of the Owners approving the Charter and the Bareboat Hire/Purchase structure.
   iii. Original Power of Attorney to the Owners' Representative(s) and executing the relevant documents.

c) The obligations of the Owners to charter the Vessel to the Charterers under this Charter are further subject to each of the Representations and Warranties set out in Clause 44 hereof being true and correct in all respects on the Delivery Date by reference to the facts and circumstances then existing.

d) At the time of delivery of the Vessel to the Charterers under this Charter, the Charterers shall deliver to the Owners a duly executed Protocol of Delivery and Acceptance for the Vessel, countersigned by the Guarantors, in form acceptable to the Owners and the Mortgagee, which shall be conclusive proof that the Charterers have unconditionally accepted the Vessel for charter under this Charter without any reservations whatsoever.

CLAUSE 35 – VESSEL'S CONDITION ON DELIVERY

This agreement is outright and definite subject only to the terms and conditions of the Charter and the Tripartite Deed. The Vessel shall be delivered under this Charter in the same condition as inspected, fair wear and tear excepted for the time spanning between ~~26 April 2012~~ 14 NOV 2015 and the Delivery Date.

The Owners and the Charterers shall upon delivery of the Vessel hereunder jointly perform an on-hire survey on the Vessel, such inspection to be for Charterers' time and expense. As further documentation as to the Vessel's condition and maintenance, photographs and/or video film may be used, of which each of the parties shall receive one copy.

The Vessel shall be delivered with her present Class maintained, free of conditions of Class, and free of average damage affecting Class with all hull and machinery continuous survey cycles to be up-to-date without extension at time of delivery. All Class and national/international trading, certificates to be valid for six (6) months after the time of delivery.

Subject to any other term of the Charter, the Vessel shall be delivered with everything belonging to her on board, ashore and on order including broached/unbroached stores, provisions, spare parts and equipment and all navaids and radios, spare tailshaft/spare propeller/spare anchor, if any.

Excluded/hired terms:

Videtel training library
Unitor Gas Cylinders for Freon, Oxygen and Acetylene

CLAUSE 36 – OFF HIRE, SET OFF AND PAYMENTS

1. Notwithstanding any provision to the contrary in this Charter, the Vessel shall not at any time whensoever be placed off-hire, and hire shall continue to be paid by the Charterers in full without any discount for the whole period from delivery of the Vessel to the Charterers until redelivery of the Vessel to the Owners or until or the Charterers' obligation to pay hire ceases in accordance with Clauses 28 and 42 hereof without any kind of set-off, deduction or counterclaim.

2. Furthermore, no event or reason whatsoever may be used or posed by the Charterers or the Guarantors for the purpose of placing the Vessel off-hire or refusing to pay any monies payable or performing any of the obligations under the Charter.

3. The Charterers shall throughout the Charter Period pay to Owners hire for the Vessel every 30 days in advance commencing on and from the date and hour of her delivery to the Charterers on charter (the **"Delivery Date"**) and continuing until end of the Charters period (subject to clause 42) at the rate specified in Box 22 of the Charter:

4. The USD 500,000 downpayment/guarantee ~~shall~~ can be used ~~as a threshold~~ to pay the Hire obligation specified in Box 22 and cl. 24 of the Charter, upon reaching less than USD 250,000 the Charterers shall replenish the balance of 500,000 in commercially reasonable time.

5. Unless otherwise specified by the Owners, all moneys to be paid by the Charterers under this Charter shall be paid to the Owners:

    i. on their due date in United States Dollars;

    ii. to the bank account stated in Box 26 of the Charter or to such account or accounts as the Owners and the Mortgagee may from time to time notify the Charterers;

    iii. bear as reference the Vessel's name.

6. All payments due shall be made on a Banking Day. If the due date for the payment falls on a day which is not a Banking Day:

    i. the payment or payments shall be fall due and be made on the first Banking Day thereafter, provided this falls in the same calendar month; and

    ii. if it does not, payment shall fall due and be made on the immediately preceding Banking Day.

7. All payments of hire, default interest and other moneys payable by the Charterers or the Guarantors under or pursuant to this Charter shall be made:

    i. without any set-off or counterclaim whatsoever; and

    ii. free and clear of, and without deduction for, or on account of, any present or future taxes (other than taxes on the overall net income of the Owners), unless the Charterers are compelled by law to make payment subject to any such tax.

8. If the Charterers are compelled by law to make payment subject to any such taxes, the Charterers will

    i. promptly notify the Owners upon becoming aware of such requirement;

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ii. pay to the Owners such additional amounts as may be necessary to ensure that the Owners receive a net amount equal to the full amount which the Owners would have received had such payment not been subject to such taxes; and

iii. deliver to the Owners copies of the receipts from the relevant government authority or body evidencing the due and punctual payment of such taxes.

9. The Charterers shall pay to the Owners value added tax (if any) legally due on any payments of hire or other sums payable by the Charterers under this Charter at the rate applicable for the time being (by addition to, and at the time of payment of, the said hire or other sums).

10. The Vessel shall not at any time be placed off-hire and the Charterers' obligation to pay hire shall be absolute and irrevocable during the Charter Period, irrespective of any occurrence or contingency whatsoever, including, but not limited to:

    i. any unavailability of the Vessel for any reason, including (but not limited to) any defect in the title (save as may arise as a result of the wilful act or omission of the Owners), seaworthiness, condition, design, operation, performance, capacity, quality, merchantability, or fitness for use or eligibility of the Vessel for any particular trade or operation; or

    ii. any incapacity, disability, or defect in powers of the Charterers or any other person (other than the Owners), or any irregular exercise thereof by, or lack of authority of, any person purporting to act on behalf of the Charterers or such other person; or

    iii. any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Charterers or any other person (other than the Owners) under, this Charter; or

    iv. the liquidation, administration, insolvency, amalgamation, reorganisation or dissolution, or any change in the constitution, name or style, of the Charterers, the Owners (except to the extent that such event shall interfere with the quiet enjoyment of the Vessel by the Charterers) or any other person; or

    v. any other cause which, but for this provision, might operate to exonerate the Charterers from liability, whether in whole or in part, under this Charter.

    and any rights the Charterers may have against the Owners shall be limited to a claim for financial compensation against the Owners only.

11. Notwithstanding anything to the contrary contained in this Charter, instalments of hire payable by the Charterers shall be deemed earned by the Owners as and when they fall due for payment hereunder.

12. The Charterers shall pay on the Owners' written demand default interest on any sum due under this Charter and unpaid or not paid on the due date for payment thereof, from and including the date upon which it fell due for payment (subject as provided below) until the date of actual

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payment (as well after as before judgment) at the rate per annum agreed in Box 24 of Part I of this Charter provided always that where the Owners pay or incur any such costs, claims, damages expenses or liabilities as are stated in this Charter to be payable by the Charterers to the Owners or recoverable by the Owners from the Charterers, or in respect of which the Charterers may be liable to indemnify the Owners, interest shall accrue thereon at the rate specified above from and including the date on which such cost, charge, claim, damage, expense or liability is paid or incurred by the Owners (the "**Default Rate**").

13. All payments of default interest to be made under this Charter shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) day year.

14. A certificate or determination by the Owners as to the rate and amount of default interest from time to time payable by the Charterers under this Charter, or without limitation as to any other matter provided for in this Charter, shall (save in case of manifest error) for all purposes be conclusive and binding on the Charterers.

15. During any extension of the original period of this Charter, as is provided in Box 21, and if the Vessel is not redelivered within the Charter Period from the expiry of the Charter Period until her redelivery, the Charterers shall pay hire at the rate payable immediately prior to the commencement of such extension period (or expiry of the Charter Period, as applicable).

16. Payment of hire shall constitute a condition of this Charter.

CLAUSE 37 – TOTAL LOSS, LOSS, DAMAGE AND REQUISITION

1. Throughout the Charter Period, the Charterers shall bear the full risk of any Total Loss or any damage to the Vessel howsoever arising and of any other occurrence of whatever kind which may deprive the Charterers of the use, possession or enjoyment of the Vessel and no such event shall relieve the Charterers from their obligations (whether in whole or in part) under this Charter.

2. For the purposes of this Charter, "**Total Loss**" shall mean:
   a. actual or constructive or compromised or agreed or arranged total loss of the Vessel; or
   b. Requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture, seizure, capture, detention or confiscation for any reason of the Vessel by any government entity or other competent authority or by pirates, hijackers, terrorists or similar persons, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title (hereinafter referred to as "**Compulsory Acquisition**"); or
   c. the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (other than any event described in Sub Clause 37.2.b) by any government entity or by

persons acting or purporting to act on behalf of any government entity or by pirates, hijackers, terrorists or similar persons unless the Vessel be released and restored to the Charterers from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof or such lesser period provided in the Vessel's war risks Insurances.

3. For the purpose of this Clause 3, a Total Loss shall be deemed to have occurred:
   a. in the case of an actual total loss of the Vessel on the actual date and at the time the Vessel was lost or if such date is not known, on the date on which the Vessel was last reported;
   b. in the case of a constructive total loss of the Vessel upon the date and at the time notice of abandonment of the Vessel is given to the Insurers (as hereinafter defined) of the Vessel for the time being (provided a claim for such total loss is admitted by such Insurers) or, if such Insurers do not admit such a claim, or, in the event that such notice of abandonment is not given by the Owners and/or the Charterers to the Insurers of the Vessel, on the date and at the time on which the incident, which may result in the Vessel being subsequently determined to be a constructive total loss, has occurred;
   c. in the case of a compromised or arranged total loss of the Vessel, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the Insurers of the Vessel;
   d. in the case of Compulsory Acquisition of the Vessel, on the date upon which the relevant Compulsory Acquisition occurs; and
   e. in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) by any government entity, or by persons purporting to act on behalf of any government entity or by pirates, hijackers, terrorists or similar persons, which deprives the Owners and/or the Charterers of the use of the Vessel for more than thirty (30) days or such lesser period provided in the Vessel's war risks Insurances, upon the expiry of the aforesaid period after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4. The Charterers shall notify the Owners and the Mortgagee forthwith by e-mail or fax (thereafter confirmed by letter) upon becoming aware of any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss.

5. If the Vessel shall become a Total Loss, the ~~Charterers~~ Owners shall immediately upon the insurance proceeds under the H+M policy is paid to them pay or procure the payment to the ~~Owners~~ Charterers of a net amount equal to the aggregate of:
   ~~a.~~ the ~~30% of the excess (adjusted per day pro rata), which would be applicable had the Purchase Option been exercised at the date of such Total Loss, if Total Loss occurs after the end of the first year of the Charter Period; and~~ amount ~~between the~~of the ~~insured value and the agreed sale price of the vessel i.e.~~ insurance proceeds less 3.6 mil, less any market debts and or fees due which the managers/Owners undertake and guarantee that they will

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directly pay, plus remaining balance of ~~deposit~~ downpayment, plus the amounts that has been paid by Charterers ~~on account of~~ for hire since inception of this Charter.

b. ~~any costs payable by the Owners to the Mortgagee; and~~

c. all other moneys, whether of hire or otherwise, then due and owing under any other provisions of this Charter

(the aggregate of the sums referred to above under 5 a., b. and c. hereinafter referred to as the **"Total Loss Sum"**)

The Charterers shall continueto be liable for payment of hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall have become a Total Loss, the actual celsure day however will be when the H+M policy proceeds are paid to ~~them~~ Owners as per clause 37.5 above. The Charterers' obligation to continue paying additional hire under this Charter shall terminate immediately upon the Owners' receipt of the Total Loss Sum as above

6. In the event that the Insurers do not admit a claim for a Total Loss or agree to pay out a claim for a Total Loss in an amount equal to the amount referred to in Clause 37.5, the Charterers shall immediately pay to the Owners the amount referred to in Clause 37.6, if hire has not been paid as required under Clause 37.6, at the rate specified in Box 24 of the Charter accrued to the date of actual receipt of full payment thereof by the Owners.

7. Subject always to the rights of the Mortgagee in such Insurances, all moneys recoverable:
   a. under the Insurances (as herein defined) effected by the Charterers pursuant to Clause 43, or by way of other compensation, in respect of a Total Loss of the Vessel;
   b. under the Insurances effected by the Charterers pursuant to Clause 43 in respect of any other claim (whether relating to a Major Casualty or otherwise) which by virtue of Clause 43 are payable to the Owners after the occurrence of a Termination Event,

shall be paid to, and be held by, the Owners, in the first place, to pay or make good all costs, expenses and liabilities whatsoever incurred by the Owners in or about or incidental to the recovery of such moneys, and the balance shall be applied as follows:

FIRST, in payment of any hire or other moneys whatsoever due and owing to the Owners under this Charter up to the date of receipt of such proceeds;

SECOND, in the case of a Total Loss to the Owners in such amount as shall be required to ensure that the Owners have received an amount equal to the aggregate of:

(a) the Total Loss Sum which is applicable on the date of such Total Loss;

(b) all other moneys, whether of hire or otherwise, then due and owing under any other provisions of this Charter.

THIRD, the balance shall be released to the Charterers or to any other person who shall be entitled thereto;

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PROVIDED ALWAYS that in the event that such proceeds are insufficient to satisfy the amounts specified in FIRST and SECOND above the Charterers shall forthwith on the Owners' demand pay the shortfall to the Owners.

8. The Owners shall, upon the request of the Charterers, but subject to the consent of the Mortgagee being obtained, promptly execute and deliver such documents as may be required to enable the Charterers to abandon the Vessel to the Insurers and to claim a constructive total loss.

9. If the Vessel is lost or is or becomes a Total Loss as a result of an event or events occurring prior to delivery under this Charter, as awarded by an unappealable award or judgment or any agreement entered into by Owners and Vessel's Underwriters whereby it is referred that the Total Loss was a result of an event or events that occurred prior delivery to this Charter, this Charter shall automatically terminate without any liability whatsoever or any claim for damages by either party upon the other.

CLAUSE 38 – ATTENDANCE AT DRY-DOCKING

The Charterers shall give Owners reasonable notice in advance of any dry-docking of the Vessel, and Owners shall be entitled to have a representative and a surveyor attending any such dry-docking at Owners' expense and risk, as an observer only without interference to Charterers' work, always at Masters' discretion.

CLAUSE 39 – MANAGEMENT

The ~~technical~~ management of the Vessel shall be with Marine Spirit (Management) S.Aa management company appointed by the Charterers and acceptable to the Owners and the Mortgagee. The Charterers reserve the right/flexibility to change management, always subject to (i) Owners' prior written consent which is not to be unreasonably withheld and (ii) the Mortgagee's prior written consent ~~in which case the Charterers have to pay balance of remaining amount due for the purchase of the vessel as per below clause 42.~~

CLAUSE 40 – BOYCOTT

The Charterers shall trade the Vessel at all times during the Charter Period up until the time of actual re-delivery to the Owners or of receipt of the Purchase Price in full and all other monies due hereunder as per Clause 42 in such way so that the Vessel shall be not be exposed to threat of and/or be subjected to any boycott and/or restrictive measures by shipping/chartering entities and/or ports and/or countries and/or nations and or unions and/or organizations (including but not limited to the European Union and the Arab Boycott League).

CLAUSE 41 – FLAG AND NAME

1. The Charterers shall not register the Vessel in their name (as bareboat charterers or otherwise) under any flag. However, the Charterers shall have the right, subject to the prior approval of the Owners and the Mortgagee and subject to the Charterers paying all costs associated therewith to require that the Owners re-register the Vessel in Owners' ownership under another flag acceptable to the Owners and the Mortgagee.
2. The Charterers acknowledge that it shall be reasonable for the Owners and the Mortgagee shall have the right to withhold their approval if the Owners' title to the Vessel or the Mortgagee's security would be adversely affected, or if either of them would become subject to additional taxes or other costs, unless indemnified by the Charterers, by reason of such change.
3. The Charterers may change the name of the Vessel subject to the Owners' and the Mortgagee's written consent not to be unreasonably withheld.
4. The Charterers shall have the right to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag provided that painting, re-painting in Vessel's original current colours (for re-delivery purposes), installation and re-installation of Owners' current insignia and Owners' house flag (for re-delivery purposes) shall be for the Charterers' account.

All costs, taxes and expenses whatsoever incurred in connection with the registration, operation and maintenance of the Vessel's Flag shall be borne by the Charterers.

CLAUSE 42 – PURCHASE OPTION / SALE OPTION (SEE ALSO PART IV OF THE BARECON 2001 STANDARD FORM OF THE CHARTER)

1. For the purpose of this Clause 42 (and the Charter in general):
    a. "Delivery Date" means the date and hour of the Vessel's delivery to the Charterers on charter
    b. **"Exercise Date"** means any date after the delivery of the Vessel to the Charterers for hire under the Charter, on which the Charterers are required to pay hire to the Owners in accordance with the terms of the Charter;
    c. "**Purchase Price**" is defined as follows:

        1. Upon completion of one year from the Delivery Date the Purchase Price will be the sum of USD 2.921.743,75, minus the remaining balance (if any) of the Downpayment.

        2. Upon completion of two years from the Delivery Date the Purchase Price will be the sum of USD 2.293.487,50, minus the remaining balance (if any) of the Downpayment.

        3. Upon completion of three years from the Delivery Date the Purchase Price will be the sum of USD 1.665.231,25, minus the remaining balance (if any) of the Downpayment.

        4. Upon completion of four years from the Delivery Date the Purchase Price will be the sum of USD 1.036.975,00 , minus remaining balance (if any) of the Downpayment.

        5. Upon completion of five years from the Delivery Date the Purchase Price will be the sum of USD 408.718,75, minus the remaining balance (if any) of the Downpayment, in

case the downpayment balance is higher than the Purchase price the balance will be reimbursed to the Charterer.

6. On any other Exercise Date the Purchase Price will be the sum that will remain after deducting a) any hire paid up to that Exercise Date and b) the remaining balance (if any) of the Downpayment, from the amount of United States Dollars 3,550,000

2. **Purchase Option**: Subject to the Charter not having been terminated (and without prejudice to any and all rights arising out of or in connection with one or more Termination Events, which may have occurred (if any) at the time of exercising the Purchase Option (as hereinafter defined)), and in consideration of the sum of US$10 (Ten United States Dollars) and other good and valuable consideration the Owners hereby irrevocably and unconditionally grant the Charterers the option (hereinafter the "**Purchase Option**"), exercisable at any time after the delivery of the Vessel to the Charterers for hire under this Charter and until the end of the Charter Period, with not less than five (5) days prior notice to the Owner, to purchase the Vessel from the Owners on an Exercise Date at the Purchase Price applicable on such Exercise Date and as defined above in Clause 42.1.c.

3. **Profit Sharing**: In case Charterers exercise the Purchase Option, as stipulated above in this clause, any time after the first year and up to the fifth year and thereafter sell the Vessel to a third party to an amount that exceeds the USD 3,550,000 by United States Dollars 50,000, then the Charterers shall share with the Owners any profit made that is equivalent to any sum up to United States Dollars 50,000. .

4. The Charterers acknowledge and agree that the Owners will make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) with respect to the Vessel (except as stated herein) and the sale to the Charterers pursuant to the exercise of the Purchase Option will be strictly on an "as is/where is" basis at the time of delivery under such option and without recourse.

5. In the event of the exercise of the Purchase Option, the Vessel shall be delivered by the Owners as sellers and taken over by the Charterers as buyers forthwith against payment of the Purchase Price and the following provisions shall apply:
   a. The Owners guarantee that the Vessel, at the time of change of ownership and delivery pursuant to this clause, shall be free from all encumbrances and maritime liens or any debts or taxes whatsoever other than those arising from anything done or not done by the Charterer. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Owners hereby undertake to indemnify the Charterers against all consequences of such claims to the extent it can be proved that the Owners are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration of the Vessel in the ownership of the Charterers under Charterers' flag, shall be for Charterers' account. Any taxes, consular and other charges and expenses connected with closing of the Owners' register, shall be for Owners' account.
   b. In exchange for payment of the Purchase Price, to the bank account of the Owners with the Mortgagee as per Box 26 of this Charter (or such other account of the Owners, as the Owners may direct in writing), the Owners shall furnish the Charterers with a Bill of Sale for the Vessel duly attested and either legalized or apostilled, together with a certificate of

ownership or transcript showing the Vessel to be free of registered encumbrances (save as provided in Clause 42.6.a). On delivery of the Vessel the Owners shall, if required, provide for deletion of the Vessel from the Vessel's Register and within four weeks after delivery deliver a certificate of deletion to the Charterers (if required).

c. The Charterers will pay the Owners on demand (i) any legal, administrative and enforcement expenses that the Owners may incur as a result of non-payment of the Purchase Price and any other amounts due by the Charterers to the Owners under the Purchase Option and (ii) all costs and expenses (including but not limited to legal fees & expenses) incurred by the Owners in connection with any enforcement by the Owners of their rights under the Purchase Option.

d. The Owners shall, at the time of delivery, hand to the Charterers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Owners' possession.

e. The Owners shall also provide to the Charterers such board resolutions, powers of attorney and other documents as the Charterers may reasonably request in connection with the purchase and registration of the Vessel. The Charterers will submit to the Owners for agreement a list of such documents not less than two weeks prior to delivery.

f. The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment. All excluded items/hired items as per clause 35 shall be excluded from the sale.

g. The Owners' rights under this clause shall be capable of assignment by the Owners in favour of the Mortgagee and the Charterers agrees to execute such form of acknowledgement of notice of assignment as the Mortgagee may reasonably require in the event of such assignment.

6. In the case that the Purchase Option is exercised, the Charterers shall accept the Vessel on "AS IS, WHERE IS" basis (as the Vessel shall be at that time) without recourse and, at the Charterers' sole cost and expense, the Owners shall take such reasonable steps to obtain and furnish such documents and take such actions as the Charterers may reasonably request, without prejudice to Owners' rights under this Charter, in order to facilitate the sale and re-registration of the Vessel under such reasonable flag as the Charterers may designate. With respect to the Vessel's sale pursuant to the Purchase Option, the Owners shall warrant that they have not committed any act or omission (except as provided in the Charter), which would impair title to the Vessel, but otherwise shall make no representation or warranty, express or implied, as to the seaworthiness, value, condition, design, merchantability or operation of the Vessel, or as to the quality of the material, equipment or workmanship in the Vessel, or as to the fitness of the Vessel for any particular use, or as to the eligibility of the Vessel for any particular trade or any other representation or warranty whatsoever, express or implied, with respect to the Vessel and under no circumstances whatsoever shall the Owners be liable or responsible to the Charterers for any actual consequential damages in respect of the foregoing.

7. Upon completion of a sale pursuant to the Purchase Option, this Charter shall terminate, without prejudice to any of the Owners and/or the Charterers' rights (if any) and to unsettled claims existing at the time of the change of ownership in the Vessel pursuant to the Purchase Option or the Sale Option.

CLAUSE 43 – INSURANCES

1. The Vessel shall throughout the Charter Period be in every respect at the risk of the Charterers who shall bear all risks howsoever arising in respect of the Vessel, whether of navigation, operation or maintenance or otherwise.

2. For the purpose of this Charter:
   a. **"Approved Brokers"** shall mean the insurance brokers appointed by the Charterers as shall from time to time be approved in writing by the Mortgagee such approval not to be unreasonably withheld;
   b. **"Insurances"** shall mean all policies and contracts of insurance (including all entries of the Vessel in a protection and indemnity association and a war risks association) which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever (as specified in greater detail in this Charter) and all benefits of such policies and contracts, including all claims of whatsoever nature and return of premiums as shall from time to time be approved in writing by the Mortgagee;
   c. **"Insurance Documents"** shall mean all slips, cover notes, contracts, policies, certificates of entry or other insurance documents evidencing or constituting the Insurances from time to time in effect;
   d. **"Insurers"** shall mean the underwriters, insurance companies and mutual insurance associations with or by which the Insurances are effected as shall from time to time be approved in writing by the Mortgagee; and
   e. **"Major Casualty"** means any casualty to the Vessel or incident (other than a Total Loss) in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any franchise or deductible exceeds Two hundred Fifty thousand Dollars ($250,000) or the equivalent in any other currency.

3. The Charterers covenant with the Owners that throughout the Charter Period they will comply with the following provisions of this Clause 43.3:
   a. to effect and maintain sufficient insurances on and over the Vessel in respect of **(a)** hull, machinery and equipment, marine, war and terrorism risks (including excess risks), **(b)** protection and indemnity risks (including pollution risks), and Freight, Demurrage and Defence cover (FD&D) with a protection and indemnity club which is a member of the International Group of P&I Clubs for all risks covered under such FD&D cover, **(c)** if the Vessel enters a high risk area for piracy attacks as such high risk area is defined in the Best Management Practice to deter piracy off the Coast of Somalia 3rd edition produced by the shipping industry in consultation with EUNAVFOR, the NATO Shipping Centre and UKMTO (as the same may from time to be amended, varied, supplemented or substituted "BMP3"), Piracy Kidnap and Ransom cover (K&R) for a value of at least $5,000,000) and **(d)** such other risks for which insurance would be maintained by a prudent owner for a vessel of a similar type, size, age and flag, and otherwise in accordance with the provisions of this Charter;

b. to insure and keep insured the Vessel in Dollars or such other currency as may be approved in writing by the Mortgagee, in the full insurable value of the Vessel but in any case not less than the amount specified in Box 29 of the Charter against fire, marine and other risks (including excess risks) and war risks covered by hull and machinery policies;

c. to enter the Vessel in the name of the Owners for her full value and tonnage in a protection and indemnity association approved by the Mortgagee with unlimited liability if available otherwise for the highest possible standard cover for the time being $1,000,000,000 for oil pollution and for excess oil spillage and pollution liability insurance for the highest possible standard cover against all protection and indemnity risks;

d. if the Vessel enters the territorial waters of the United States of America for any reason whatsoever, to take out such additional insurance to cover such risks as may be necessary in order to obtain a Certificate of Financial Responsibility from the United States Coastguard;

e. to effect such additional Insurances as may reasonably be requested by the Mortgagee to maintain the scope of the existing cover of the Insurances;

f. to effect the Insurances through the Approved Brokers and with such insurance companies, underwriters, war risks and protection and indemnity associations as shall from time to time be approved in writing by the Owners and the Mortgagee (such approval not to be unreasonably withheld), and, if so required by the Owners or the Mortgagee (but, without, as between the Owners or the Mortgagee and the Charterers, liability on the part of the Owners or the Mortgagee for premiums or calls), with the Owners, the Owners or the Mortgagee from the time being named as co-assured. Insurance for Protection and Indemnity risks shall be provided always by member of the International Group of P&I Clubs. Insurance for hull, machinery and equipment, marine, war and terrorism risks or any other risks shall be provided always by underwriters with a minimum of a BBB+ rating;

g. to renew the Insurances at least fourteen (14) days before the relevant Insurances expire and to procure that the Approved Brokers and any war risks and protection and indemnity association with which the Insurances are effected shall promptly confirm in writing to the Owners and the Mortgagee as and when each such renewal is effected;

h. punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances and to produce all relevant receipts when so required in writing by Owners or the Mortgagee;

i. to reimburse to the Owners on demand such documented sums as the Owners shall certify are payable by them to the Mortgagee in respect of mortgagees' interest insurance on the Vessel (as required by the Mortgagee);

j. to arrange for the execution of such guarantees and the making of such declaration as may from time to time be required by any protection and indemnity or war risks association of the Vessel;

k. to give notice of assignment of the Insurances to the Insurers in such form as may be designated in the Tripartite Deed or in such other form as may be required by the Owners and/or the Mortgagee and to procure that a copy of each notice of assignment shall be endorsed upon or attached to the relevant Insurance Documents;

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l. to procure that the Insurance Documents shall be deposited with the Approved Brokers and that such brokers shall provide the Owners and the Mortgagee with certified copies thereof and shall issue to the Mortgagee a letter or letters of undertaking in such form as the Mortgagee shall reasonably require;

m. to procure that the protection and indemnity and/or war risks associations in which the Vessel is entered shall provide the Mortgagee with a letter or letters of undertaking in their standard form and shall provide the Mortgagee with a copy of the certificates of entry;

n. to procure that the Insurance Documents (including all certificates of entry in any protection and indemnity and/or war risks association) shall contain loss payable clauses in the form required in the Tripartite Deed or in such other form as may be required by the Owners and/or the Mortgagee (as may be appropriate);

o. to procure that the Insurance Documents shall provide that the lien or set off for unpaid premiums or calls shall be limited to only the premiums or calls due in relation to the Insurances on the Vessel and for fourteen (14) days prior written notice to be given to the Mortgagee by the Insurers (such notice to be given even if the Insurers have not received an appropriate enquiry from the Mortgagee) in the event of cancellation or termination of Insurances and in the event of the non-payment of the premium or calls, the right to pay the said premium or calls within a reasonable time;

p. to promptly provide the Owners and the Mortgagee with full information regarding any casualties or damage to the Vessel in an amount in excess of Two hundred Fifty thousand Dollars ($250,000) or in consequence whereof the Vessel has become or may become a Total Loss;

q. at the request of the Mortgagee, to provide the Mortgagee, at the Charterers' cost, with a detailed report issued by a firm of marine insurance brokers or consultants appointed by the Mortgagee in relation to the Insurances;

r. not to do any act nor voluntarily suffer nor permit any act to be done whereby any Insurance shall or may be suspended or avoided and not to suffer nor permit the Vessel to engage in any voyage nor to carry any cargo not permitted under the Insurances in effect without first covering the Vessel to the amount herein provided for with insurance satisfactory to the Mortgagee for such voyage or the carriage of such cargo;

s. (without limitation to the generality of the foregoing) in particular not to permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel's war risks Insurers unless there shall have been effected by the Charterers at their expense such special insurance as the war risk Insurers may require;

t. to procure that no risks are excluded from the FD&D cover and that the deductibles provided by the rules of the relevant Protection and Indemnity Club are not materially altered or increased beyond what is, given the assessable record considered by the respective Protection and Indemnity Club, reasonable;

u. to procure that all amounts payable under the Insurances are paid in accordance with the loss payable clause in the form set out in Schedule 3 to this Charter or in such other form as may be required by the Owners and/or the Mortgagee (as may be appropriate) and to apply and procure that all amounts as are paid to the Owners, the Owners and/or the Charterers

are applied to the repair of the damage and the reparation of the loss in respect of which the said amounts shall have been received.

v. The Charterers shall procure that the policies in respect of the Insurances shall, in each case, be endorsed to the effect that (subject always to the rights of the Mortgagee):

   i. payment of a claim for Total Loss of the Vessel shall be made to the Owners who upon receipt thereof shall apply the same in accordance with Clause37.8;

   ii. payment of a claim for any Major Casualty to the Vessel shall be made to the Owners, but so that, unless and until the Owners (following the occurrence of a Termination Event) direct to the contrary (whereupon all insurance recoveries in respect of any such claim shall be payable to the Owners and be applied in accordance with Clause 37.8):

      (a) the payment so received by the Owners shall be paid over to the Charterers upon the Charterers furnishing evidence satisfactory to the Owners and the Mortgagee that all loss and damage resulting from the casualty has been or will be properly made good and repaired and that all repair accounts and other liabilities whatsoever in connection with the casualty have been or will be fully paid and discharged by the Charterers;

      (b) the Insurers with whom the hull, machinery and equipment marine risks insurances are effected may in the case of a Major Casualty, with the prior consent in writing of the Owners and the Mortgagee, make payment on account of repairs in the course of being effected;

w. payment of a claim which is not for a Total Loss or a Major Casualty shall, unless and until the Owners shall (following the occurrence of a Termination Event) direct to the contrary (whereupon all insurance recoveries in respect of any such claim shall be payable to the Owners and be applied in accordance with Clause 37.8), be made to the Charterers who shall, as agent for the Owners, apply the same in or towards making good the loss and fully repairing all damage in respect of which such payment shall have been made.

4. The provisions of this Clause 43 and Clause 37 shall not apply to the proceeds of any additional insurance cover effected by the Owners and/or the Charterers for their own account and benefit, provided that such cover shall only be effected if and to the extent that the Insurances effected by the Charterers pursuant to this Clause 43 so permit. The Owners and/or the Charterers, as the case may be, shall promptly furnish the other with particulars of any additional insurance effected, including copies of any cover notes or policies, and the written consent of the insurers for the Insurances required to be maintained by the Charterers under this Clause 43 in any case where the consent of such insurers is necessary. For avoidance of doubt, the Owners shall have no obligation to furnish the Charterers with any such information or documentation relating to any innocent owner's insurance effected by the Owners.

5. The Owners shall be entitled, at any time and from time to time, to consult insurance advisers on any matter relating to the Insurances (including, without limitation, the terms, amounts and quality of the Insurances and the status of any insurance claims), and the Charterers shall

procure that there is delivered to such adviser any and all such information concerning the Vessel and her Insurances as the Owners may require. The reasonable costs of any such insurance adviser shall, where the involvement of such insurance advisers is at the request of the FMortgagee but in the absence of a Termination Event, not more than once annually, be for the account of the Charterers and shall be payable on demand.

6. The Charterers hereby undertake and agree to indemnify, protect, defend, assume liability for, save and keep harmless the Owners from and against any and all liabilities whatsoever kind and nature, imposed on, incurred or suffered by, or asserted against the Owners in any way relating to or arising of the Insurances of the Vessel or to incidents covered by such Insurances.

7. Without prejudice to any of the provisions of this clause 43, the Charterers shall, prior to Vessel's delivery for charter under the Charter, forward to the Owners and the Mortgagee through the Approved Brokers and/or the Insurers of the Charterers, proforma policies/slips relevant to the Insurances for the Owners' and the Mortgagee's approval.

CLAUSE 44 – REPRESENTATIONS AND WARRANTIES

a) The Charterers and the Guarantors hereby represent and confirm that:

i. They have due corporate power and authority to enter into and perform their obligations under this Charter.

ii. No Termination Event or event of default or event that could lead to a default under Clause 46 hereof has occurred.

iii. They are a company duly incorporated with limited liability in MArshall Islands....., validly existing and in good standing under the laws of Marshall Islands...;

iv. They have full power to own their property and assets and to carry on their business as it is now being conducted and to charter the Vessel from the Owners hereunder;

v. They have complied with all statutory and other requirements relative to their business;

vi. entry into and performance by the charterers of this Charter is within the corporate powers of the Charterers and has been duly authorised by all necessary corporate actions and approvals;

vii. entry into and performance by the Charterers of this Charter does not and will not

viii. contravene in any respect any law, regulation or contractual restriction which does, or may, bind the Charterers any of their assets;

ix. result in the creation or imposition of any encumbrance on any of their assets in favour of any party other than the Owners and the Mortgagee;

x. all licences, authorisations, approvals and consents (if any) necessary for the entry into, performance, validity, enforceability or admissibility in evidence of this Charter have been obtained and are in full force and effect;

xi. this Charter constitutes the Charterers' legal, valid and binding obligations and is enforceable in accordance with its terms;

xii. no litigation, arbitration, tax claim or administrative proceeding is current or pending or threatened, which, if adversely determined, would have a materially detrimental effect on the financial condition of the Charterers and/or the Guarantors;

xiii. the choice of English law to govern this Charter and any non-contractual obligations connected with it and the submission by the Charterers and the Guarantors to the jurisdiction of the English courts are valid and binding;

xiv. all payments to be made by the Charterers under this Charter may be made free and clear of and without deduction or withholding for or on account of any taxes, and this Charter is not liable to any registration charge or any stamp, documentary or similar taxes imposed by any authority, including without limitation, in connection with the admissibility in evidence thereof; and

xv. the obligations of the Charterers and the Guarantors under this Charter will rank at least pari passu with all of their other unsecured and unsubordinated obligations and liabilities from time to time outstanding, other than as preferred by the statute.

b) The Owners hereby represent and confirm that they have due corporate power and authority to enter into and perform their obligations under this Charter.

CLAUSE 45 – UNDERTAKINGS

The Charterers and the Guarantors undertake and agree with the Owners that throughout the Charter Period they will:

a) Not change the nature of their business;
b) Manage their business in compliance with all relevant applicable laws, regulations and requirements.
c) As soon as practicable after the same are instituted, provide the Owners with details of any litigation, arbitration or administrative proceedings against the Charterers or the Guarantor which are likely to be adversely determined.
d) Ensure that no material change should occur in the ownership or shareholding structure of the Charterers and the Guarantors without the prior approval of the Owners and the Mortgagee;
e) Obtain and promptly renew from time to time, and whenever so required, promptly furnish copies to the Owners of, all such authorizations, approvals, consents and licenses as may be required under any applicable law or regulation to enable the Charterers and the Guarantors to perform their obligations under this Charter or required for the validity or enforceability of this Charter, and the Charterers and the Guarantors shall in all material respects comply with the terms of the same.
f) Procure that the Vessel is kept in a good and seaworthy state of repair, so as to maintain the highest class with the Classification Society free of overdue recommendations and conditions, and so as to comply with the provisions of all laws and all other regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at ports in its Flag State and to vessels

trading to any jurisdiction to which that Vessel may, subject to the provisions of this Charter, trade from time to time;

g) Permit the Owners to inspect the Vessel, the Vessel's Class Certificates and the Vessel's logbooks, when so reasonably required by them in writing;

h) Permit the Owners to be present during drydocking only for internal reporting purposes and without any right to interfere with such drydocking (and the Charterers shall notify the Owners in advance for the plans for the scheduled drydocking);

i) Promptly furnish the Owners, when so reasonably requested by them in writing, with all such information regarding the Vessel as the Owners, or the Mortgagee may request;

j) Notify the Owners immediately upon becoming aware of the same by e-mail or fax (thereafter confirmed by letter) of:

   i. Any accident to the Vessel involving repairs where the cost is likely to exceed Two hundred Fifty thousand Dollars ($250,000);

   ii. Any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

   iii. Any requirement or recommendation made by any insurer or classification society, or by any competent authority, which is not complied with within any time limit imposed by such insurer, classification society or authority;

   iv. Any arrest of the Vessel, or the exercise or purported exercise of any lien on the Vessel or her Insurances or earnings, or any loss, confiscation, seizure, requisitioning (for title or for hire) or impounding of the Vessel;

   v. Any substantial casualty or injury to a party caused by, or in connection with, the Vessel;

   vi. Any assistance which has been given to the Vessel which has resulted or may result in a lien for salvage being acquired over the Vessel; or

   vii. Any litigation, arbitration, tax claim or administrative proceeding instituted or threatened or of any other occurrence which might materially adversely affect (a) the ability of the Charterers to perform their obligations under this Charter; or (b) the rights of the Owners or the Mortgagee or which might involve them in any material loss or liability.

k) Obtain all necessary ISM Code and ISPS Code (when in force) documentation in connection with the Vessel and at all time to be in full compliance with such Codes.

l) The Charterers shall not without the prior consent in writing of the Owners and the Mortgagee, which should not be unreasonably withheld, (and then only subject to such terms as the Owners and the Mortgagee may reasonably impose):

   i. let the Vessel on any time or consecutive voyage charter for a term which exceeds, or which by virtue of any optional extensions might exceed, twelve (12) months'

duration and provided that in the case of any time or consecutive voyage charter, such time or consecutive voyage charter shall provide that the Vessel upon termination or expiry for whatever cause of the Charter Period shall be re-delivered;

ii. employ the Vessel on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance;

iii. employ the Vessel otherwise than on bona fide arm's-length terms;

iv. appoint any person to manage the Vessel other than the Vessel's Manager;

v. change the Classification Society of the Vessel;

vi. change the flag of the Vessel;

vii. incur any financial indebtedness unless such financial indebtedness is in the ordinary course of business for the Charterer;

viii. put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed two hundred Fifty thousand Dollars ($250,000) (or the equivalent in any other currency) unless such person has first given to the Owners and in terms satisfactory to them a written undertaking not to exercise any lien on the Vessel or her earnings for the cost of such work or otherwise; or

ix. create or suffer the creation of an encumbrance over or in respect of the Vessel or any share in the Vessel.

CLAUSE 46 – DEFAULT

1. Each of the following events shall be a Termination Event for the purposes of this Charter:
   a. if the Charterers fail to make any payment of hire or other moneys due under this Charter on its due date, including payment of the Downpayment, or, in respect of moneys payable on demand (unless otherwise specifically provided) forthwith upon such demand being made and has not remedied such failure within fourteen (14) ~~Banking~~ Calendar Days of receipt of notice from the Owners of such failure;
   b. if the Charterers or the Guarantors are in material breach of any one or more of the provisions of this Charter relating to the Insurances;
   c. if the Charterers or the Guarantors fail to observe or perform any provision of this Charter (other than those referred to in Clauses 46.1.a and 46.1.b) and, in the reasonable opinion of the Owners, such default is either not remediable or, in the case of any such default which the Owners consider capable of remedy, is not remedied to the Owners' reasonable satisfaction within fourteen (14) ~~Banking~~ Calendar Days after the Owners, by written notice to the Charterers, require the same to be remedied;

d. if any license, approval, consent, authorisation or registration at any time necessary for the validity, enforceability or admissibility in evidence of this Charter, or for the Charterers or the Guarantors to comply with their obligations thereunder, or in connection with the chartering and operation of the Vessel, is revoked, withheld or expires, or is modified in what the Owners reasonably consider a material respect;

e. if a petition is filed or an order made (and the Charterers or the Guarantors shall not within twenty one (21) days thereafter have entered a bona fide appeal as a consequence of which such order is stayed) or an effective resolution passed, for the compulsory or voluntary winding-up or dissolution of any one or both of the Charterers and the Guarantors (other than for the purposes of amalgamation or reconstruction in respect of which the prior written consent of the Owners have been obtained, such consent not to be unreasonably withheld) or any step analogous thereto is begun in any jurisdiction in relation to any one or more of the Charterers and the Guarantors, or if any one or both of the Charterers and the Guarantors suspend payment of, or are unable to or admits inability to pay, their debts as they fall due or make any special arrangement or composition with their creditors generally or any class of their creditors;

f. if an administrator, administrative receiver, receiver or trustee or similar official is appointed of the whole, or a material part, of the property, assets or undertaking of any one or both of the Charterers and the Guarantors, or if the Charterers or the Guarantors apply for, or consent to, any such appointment or any event occurs or proceeding is taken in any jurisdiction which has an effect equivalent or similar thereto;

g. if an encumbrancer takes possession of, or distress or execution is levied upon, the whole, or a material part, of the property, assets or undertaking of any one or both of the Charterers and the Guarantors;

h. if any one or both of the Charterers and the Guarantors cease, or threaten to cease, to carry on their business, or (without the prior written consent of the Owners, which shall not be unreasonably withheld) disposes or threatens to dispose of the whole, or a substantial part, of their property, assets or undertaking;

i. if any representation or warranty made or at any time deemed to be made in this Charter, or in any certificate or statement in writing delivered or made in connection with this Charter or in any certificate or statement in writing delivered or made in the negotiations leading up to the conclusion of this Charter is, incorrect in any material adverse respect, as if such representation or warranty were made as of such time and the same shall not be rectified within 14 days thereafter;

j. if an event of default occurs in relation to any obligation in respect of indebtedness of the Charterers the amount of which exceeds Two hundred Fifty thousand Dollars ($250,000);

k. if it becomes impossible or unlawful for any one or both of the Charterers the Guarantors in any material respect to fulfil any of their obligations under this Charter or for the Owners to exercise any of the rights vested in them by this Charter, or this Charter for any reason becomes invalid or unenforceable or cease to be in full force and effect or the Charterers repudiate or threaten to repudiate this Charter;

l. if the Vessel loses her classification status, or loss of classification status is threatened and remedial action is not initiated by the Charterers within seven (7) days ~~and it is to the fault of the Charterer;~~

m. if it becomes impossible or unlawful for the Guarantors in any material respect to fulfil any of their/its/his obligations under the Charter or for the Owners to exercise any of the rights vested in them by the Charter, or the guarantee provided herein for any reason becomes invalid or unenforceable or cease to be in full force and effect or the Guarantors repudiate or threaten to repudiate such guarantees;

n. if anything is done or suffered or omitted to be done by the Charterers which, in the reasonable opinion of the Owners or the Mortgagee, may imperil the registration of the Vessel, the Mortgage or any other security constituted by the Mortgage and if in the opinion of the Owners it will not adversely affect the Owners, or the security of the Mortgage, it is remedied before the expiry of notice from the Owners requiring the same to be remedied;

o. if the Manager ceases, without the Owners', and the Mortgagees' approval ~~not to be unreasonably withheld,~~ to be the manager of the Vessel or if any of the events referred to in sub-Clauses 46.1.e,f,g and h occurs, *mutatis mutandis*, in respect of the Manager ~~and the Charterers fail to immediately appoint a different appropriate Manager approved by the Owners and the Mortgagee in writing~~; or

p. if the Vessel is detained under any arrest (which for the purpose hereof means any arrest (whether or not registered), attachment, detention, restraint, impounding or seizure under any distress, execution or other process not attributable to any act or default of the Owners or the Owners or is impounded and is not released within fourteen (14) days.

2. The Charterers undertake promptly to advise the Owners of the occurrence of any Termination Event and of the steps (if any) which are being taken to remedy it.

3. Upon the occurrence of a Termination Event, the Owners may, without prejudice to any other right and/or claim of the Owners whatsoever, withdraw the Vessel from the service of the Charterers and the Owners shall, without prejudice to any other claim the Owners may otherwise have against the Charterers or the Guarantors be entitled to damages and shall be fully indemnified by the Charterers in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the Vessel. The Owners shall in such circumstances be entitled to claim compensation for all direct and/or consequential losses, and for all direct and/or consequential expenses incurred together with interest from the Charterers and to set-off such claim against any rights of the Charterers (if any).

4. A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Charterers under this Charter or an agreed terminating event the occurrence of which shall will (in any such case) entitle the Owners thereupon and at any time thereafter, so long as the same has not been remedied, to take any one or more of the actions specified in Clauses 46.5 to 46.9 inclusive.

5. The Owners may:
    a. proceed by appropriate court action or actions to enforce performance of this Charter and/or to recover damages and losses (including without limitation loss of profit and consequential damages) for the breach thereof; and/or
    b. take any and all such action as they may consider necessary or desirable to cure any such Termination Event. If the Owners thereby incur any expenditure or liability in curing the same, or otherwise incur any expenditure or liability in respect of the Vessel which should have been incurred by the Charterers, the Owners shall be entitled (without prejudice to their other rights hereunder) to recover such expenditure, or an amount equal to such liability, from the Charterers together with interest thereon (as well after as before judgment) at the Default Rate in accordance with the provisions of Clause 36.11 from the date on which any relevant loss is suffered or any relevant expenditure or liability is incurred by the Owners until the date of receipt of payment thereof by the Owners.

6. The Owners may at their option, by notice to the Charterers, declare the Charterers to be in default and terminate the letting and hiring of the Vessel under this Charter and withdraw the Vessel from the service of the Charterers either immediately or on such date as the Owners may specify, in which event:
    a. the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners;
    b. the Charterers shall, at the Charterers' expense, redeliver the Vessel or cause the Vessel to be redelivered to the Owners with all reasonable dispatch in the manner and in the condition required by this Charter, and the provisions of Clause 15 permitting the Charterers to have the use of the Vessel for the relevant additional period specified in that Clause in the circumstances mentioned in that Clause shall take effect subject to the Charterers' obligation under this Clause 46.6.b to redeliver the Vessel with all reasonable despatch;
    c. without prejudice to the Charterers' obligation under Clause 46.6.b above, the Owners shall be entitled, without legal process (or any obligation to institute legal process), to retake the Vessel (wherever she may be) together with all outfit, machinery, equipment, spare parts, appliances, furniture, fittings, furnishings, consumable stores, unused lubricating oils and bunkers on board the Vessel irrespective of whether the Charterers, any further Charterer or any other person/s are in possession of the Vessel, and for that purpose the Owners or their agent may enter upon any dock, pier or other premises where the Vessel may be, and the Charterers agree to indemnify the Owners for any liability, damages, costs or expenses whatsoever caused or incurred thereby.
    d. Owners will be allowed to collect the Downpayment balance of which may be adjusted as per clause 36.4 from time to time

7. Following the redelivery or retaking of possession of the Vessel, the Owners may sell the Vessel by public or private sale, in which case the Owners shall apply the proceeds of sale first in or towards payment to the Mortgagee of such sum as shall be required to discharge the Mortgage and retain the balance of such proceeds and apply or dispose of such balance in such manner as they deem appropriate in their sole discretion, or otherwise dispose of, hold, use, operate, charter to others or keep idle the Vessel, as the Owners in their sole discretion may determine, all free and clear of any rights of the Charterers and without any duty to account to the Charterers with respect to such action or inaction or for any proceeds with respect thereto.

8. The Owners may recover the amounts specified in this Clause 46 without prejudice to the Owners' rights to claim losses and damages (including without limitation loss of profit and consequential damages) and/or to exercise any other right or remedy to which the Owners may be entitled to under this Charter or at law, in equity or otherwise as a consequence of the occurrence of a Termination Event.

9. Following termination of the chartering of the Vessel hereunder pursuant to this Clause 46 or after any repudiation of this Charter by the Charterers which is accepted by the Owners, whether or not amounting to a Termination Event, the Charterers shall be and become obliged to pay to the Owners the following amounts:

    i. forthwith upon such termination all arrears of hire which are due and payable under the Charter before the date of termination of the chartering of the Vessel hereunder and all other moneys then payable to Owners, together with interest thereon (as well after as before judgement) at the Default Rate in accordance with the provisions of Clause 36.11 from the date on which such hire or other sums fell due for payment to the date of payment;

    ii. on demand all documented costs and expenses of and in connection with or arising out of the retaking of possession of the Vessel by the Owners or redelivery of the Vessel to the Owners pursuant to this Charter including (without limitation), if a Termination Event has occurred, all costs and expenses suffered or incurred in moving, storing, laying up, insuring and maintaining, the Vessel and in carrying out any works or modifications required so as to enable the Vessel to comply with the requirements of Clause 14 of the BIMCO STANDARD BAREBOAT CHARTER WITH CODE NAME BARECON 2001 (as if such clause had not been deleted for the purpose of this Sub-Clause 46.9.ii only), together with interest thereon (as well after as before judgment) at the Default Rate in accordance with the provisions of Clause 36.11 from the date on which the expenditure was incurred to the date of payment;

    iii. on demand all other documented costs, damages, expenses (including without limitation breakage and other costs incurred by the Owners under its financing

arrangements with the Approved Mortgagee that result from any prepayment following termination being made other than on the date scheduled by such financing arrangements or from any default thereunder arising from such termination, and any legal fees and expenses on a full indemnity basis) of whatsoever nature suffered or incurred by the Owners as a result of such termination or repudiation, together with, if a Termination Event has occurred, interest thereon (as well after as before judgment) at the Default Rate in accordance with the provisions of Clause 36.11 from the date on which such costs, damages and expenses were suffered or incurred to the date of payment;

iv. on demand all other documented costs, damages, expenses arising from such termination, and any legal fees and expenses on a full indemnity basis of whatsoever nature suffered or incurred by the Owners as a result of such termination or repudiation, together with interest calculated at the rate set out in Box 24 as compensation; and

v. on demand effect the Purchase Option pursuant to the terms hereof and pay the amount due thereunder, provided however that if for any reason whatsoever the Charterers fail to effect the Purchase Option on demand by the Owners, the Charterers shall pay to the Owners a sum equal to the Purchase Price which would be payable if the Purchase Option had been exercised at the time of such termination,

and the Owners shall be entitled to set off the sum referred to in Box 27 of the Charter against any moneys due to them hereunder.

b. The Charterers will be entitled in accordance with the terms hereof, by notice in writing to the Owners, should the Owners make a demand on the Charterers under Clause 46.9.v, to require the Owners to transfer title to the Vessel to the Charterers, upon, or at any time after, payment by the Charterers to the Owners of the sum set out in Clause 46.9.v and all other sums (if any) payable under Clauses 46.9.i, 46.9.ii, 46.9.iii and 46.9.iv and any other provision of this Charter. Such transfer will be on the basis that the Owners make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) with respect to the Vessel, and the transfer will be strictly on as "as is/where is" basis, free from the Mortgage and any other encumbrance created as a result of any act or omission of the Owners.

CLAUSE 47 – FAMILIARIZATION

After the signing of the Charter Party, the Charterers have the right to place onboard up to two (2) Representatives, at their risk and expenses, for familiarization purposes only without interference to Vessel's operation. These Representatives to sign Ownersusual P&I Club Indemnity Form before

boarding. The Charterers' Representatives are to be allowed to remain onboard up to the time of delivery and to utilize the Vessel's communication equipment at the Charterers' cost (to be agreed), however victualing and accommodation to the Owners usual senior officer standard to be provided at no extra cost. The Charterers to also have the right at the port of delivery, to send on board further eight (8) of their crew for purpose of familiarization, only during daytime, at the Charterers' risk and expenses, always at the Masters' discretion.

CLAUSE 48 – BLACKLISTING

The Owners confirm that, to the best of their knowledge, the Vessel is not blacklisted/boycotted or targeted by any nations and/or organizations.

CLAUSE 49 – DESCRIPTION OF THE VESSEL

A further description of the Vessel is set out in Attachment [PLEASE PROVIDE ATTACHMENT]

CLAUSE 50 – CONFIDENTIALITY

This Charter and any subsequent negotiations/agreement are to be kept strictly private and confidential by all parties. However, should the Charter become known to the market this shall not entitle the Owners or the Charterers to cancel this Charter.

CLAUSE 51 – BIMCO PIRACY CLAUSE

(a) The Vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to any actual, threatened or reported acts of piracy, whether such risk of piracy existed at the time of entering into this charter party or occurred thereafter. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(b) If the Owners do not give their consent they shall immediately inform the Charterers and the Charterers shall be obliged to issue alternative voyage orders and any time lost due to compliance with such orders shall not be considered off-hire. The Charterers shall indemnify the Owners for any claims from holders of Bills of Lading or third parties caused by such orders.

(c) If the Owners consent or if the Vessel proceeds to or through an area exposed to risk of piracy the

Owners shall have the liberty:

(i) to take reasonable preventive measures to protect the Vessel, her crew and cargo including but not limited to taking a reasonable alternative route, proceeding in convoy, using escorts, avoiding day or night navigation, adjusting speed or course, or engaging security personnel or equipment on or about the Vessel;

(ii) to comply with the orders, directions or recommendations of any Underwriters who have the authority to give the same under the terms of the insurance;

(iii) to comply with all orders, directions, recommendations or advice given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group, including military authorities, whatsoever acting with the power to compel compliance with their orders or directions;

(iv) to comply with the terms of any resolution of the Security Council of the United Nations, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

and the Charterers shall indemnify the Owners for any claims from holders of Bills of Lading or third parties caused by such orders.

(d) Costs

(i) If the Vessel proceeds to or through an area where due to risk of piracy additional costs will be incurred including but not limited to additional insurance, additional personnel and preventative measures to avoid piracy attacks, such costs shall be for the Charterers' account. Any time lost waiting for convoys, following recommended routeing, timing, or reducing speed or taking measures to minimize risk, shall be for the Charterers' account and the Vessel shall remain on hire;

(ii) If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then the actual bonus or additional wages paid shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first;

(iii) If the Underwriters of the Owners' insurances should require payment of additional premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, or pass through any area or areas which are specified by such Underwriters as being subject to additional premiums because of piracy risks, then the actual additional premiums and/or calls paid shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(e) If the Vessel is attacked or seized by pirates any time lost shall be for the account of the Charterers and the Vessel shall remain on hire. If the Vessel is seized the Owners shall keep the Charterers closely informed of the efforts made to have the Vessel released.

(f) If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charter Party.

CLAUSE 52 – DRY DOCKING / DIVERS' INSPECTION

The vessel is to be delivered without dry-docking. However Charterers shall have the right at their expense to arrange for an inspection of the underwater parts of the Vessel by divers approved by the Classification Society immediately prior to delivery of the vessel. The Owners shall at their cost make the Vessel available for such inspection but always in a place suitable for underwater inspection. The Charterers shall be deemed to have waived their inspection right if inspection of the underwater parts of the Vessel by divers has not taken place within 48 hours after being advised of Vessel's readiness for inspection of underwater parts. The extent of the inspection and the conditions under which is to be performed shall be to the satisfaction of the Classification Society.

If the rudder, propeller, bottom or other underwater parts below the light water line are found broken, damaged or defective so as to affect the Vessel's Class then the Owners shall pay the cost of the underwater inspection and the Classification Society's attendance, but not otherwise.

In case the Classification Society does not require the repair to be undertaken until next scheduled dry-docking then the Charterers shall take delivery without repair, but an amount to cover the cost rectifying such recommendations shall be deducted from the purchase price. This amount shall be mutually agreed, otherwise fixed by taking average of 2 estimates of major Far East repair yards, but excluding cost of tanker-cleaning, desludging, dry-docking and related services including Port D/As. One such estimate shall be sourced by each of the Owners and the Charterers. In case the Classification Society does require the repair to be undertaken immediately then, unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Owners shall arrange for the Vessel to be dry-docked at their expense and such defects shall be made good by the Owners at their expense to the satisfaction of the Classification Society without condition/recommendation. In such event the Ownersare to pay also for the cost of the dry-docking and the Classification Society's attendance. Charterers to have right to do additional work at their expense as per MOA, but additional time shall be for Charterers account.

In case dry-docking is required then the cancelling date for the Vessel concerned shall be extended accordingly, to allow for time in dry-docking, plus positioning, waiting for entry etc. In such case, delivery will then take place immediately upon the Vessel exiting dry-dock. Provided that if delivery is delayed beyond 45 days after 1st June 2012 (excluding steaming time to dry-dock, the actual amount of which will extend to the 45 day limit accordingly) the Charterers shall be entitled, on written notice to the Owners/Sellers, to terminate this Charter, in which case the deposit paid by the Charterers shall be refunded by the Owners to the Charterers without delay, and apart from the refunds of the deposit neither party shall have any claim against the other.

Owners warrant that, to the best of their knowledge and belief, the vessel has not touched bottom at the time of signing this Barecon and relevant MOA, and will immediately advise Charterers should they have evidence of the grounding before delivery.

CLAUSE 53 - DAMAGE AND FRUSTRATION

1. The Owners shall not be liable for any expense in repairing or maintaining the Vessel or be liable to supply a vessel or any part thereof or any equipment in lieu if the Vessel is lost or damaged or

rendered unfit for use or confiscated, seized, requisitioned, restrained or appropriated or otherwise taken out of the possession or control of the Charterers.

2. Unless otherwise expressly provided in this Charter, if for any reason whatsoever the Vessel becomes inoperable or unusable, the charter hire payable in respect of the Vessel shall continue to be payable and the other obligations of the Charterers hereunder shall continue notwithstanding such loss, damage or other event unless or until the Vessel be declared by the insurers to be a Total Loss and the Owners have received the amount set out in Clause 37.5 and notwithstanding any inability on the part of the Charterers to operate the Vessel, the Vessel being held to be the property of the Charterers or of any person other than the Owners; or any other circumstances whatsoever which might operate to frustrate this Charter.

CLAUSE 54 - COMPULSORY LEGISLATION

If any improvement, structural changes, additions or new equipment to or for the Vessel become necessary for the continued operation of the Vessel by reason of new class requirements or compulsory legislation the Charterers shall at their own expense and time, implement such improvement, changes, additions or installation of equipment. The Charterers shall notify the Owners of any such class requirements or compulsory legislation and, before making the necessary expenditure, with details of such expenditure. Such improvements, changes, additions or installations are deemed to be an integral part of the Vessel and will not be removed at redelivery.

CLAUSE 55 - SAFE USE AND ENVIRONMENTAL MATTERS

1. The Charterers undertake throughout the Charter Period:
   c. to implement and maintain a safety management system ("SMS") which complies with all laws, rules and regulations, and with all the codes, guidelines and standards recommended by the International Maritime Organisation (including without limitation, The International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organisation as Resolutions A.741(18) and A.788(19) (as amended from time to time, the "ISM Code")), the Flag State of the Vessel and the Vessel's classification society, which may from time to time be applicable to the Vessel and/or the Owners and/or the Charterers and/or the Manager, and which is otherwise appropriate having regard to the Charterers' obligations under this Charter;
   d. to obtain and maintain in force at all times valid certificates evidencing compliance with the requirements of Clause cca, including, without limitation, a valid Document of Compliance in relation to themselves or the Managers (as the case may be) and a valid Safety Management Certificate in respect of the Vessel as required by the ISM Code;
   e. to provide the Owners with copies of any such Document of Compliance and Safety Management Certificate upon issuance;
   f. to keep or procure that there is kept on board the Vessel at all times a copy of any such Document of Compliance and the original of any such Safety Management Certificate.
   g. to comply with, and procure that the Vessel complies with, the ISPS Code;

h. to ensure that the Vessel's security system and its associated security equipment comply with the applicable requirements of Part A of the ISPS Code and of Chapter XI-2 of the Safety of Life at Sea Convention 1974 (SOLAS), and that an approved ship security plan is in place;
i. to obtain and maintain in force at all times valid certificates evidencing compliance with the requirements of the ISPS Code, including, without limitation, a valid International Ship Security Certificate in respect of the Vessel as required by the ISPS Code;
j. to keep or procure that there is kept on board the Vessel at all times the original of such International Ship Security Certificate.

2. Without prejudice to the generality of Clause 10 the Charterers shall take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Vessel in the Flag State in any jurisdiction in or to which the Vessel may be employed or trade from time to time.

3. The Charterers shall not at any time represent or hold out the Owners as carrying goods or persons on the Vessel or being in any way connected or associated with any operation or carriage whether for charter or reward or gratuitously which may be undertaken by the Charterers during the Charter Period nor shall the Charterers represent themselves as the agent of the Owners for such purpose.

4. The Charterers shall ensure that the Vessel is, at all times, equipped and accredited with any required trading documentation and/or authorisations necessary to legitimise the entry of the Vessel into the waters of any relevant jurisdiction. Such trading documentation and authorisations shall include, inter alia, valid certification under the International Convention on Civil Liability for Oil Pollution Damage (as amended), a valid US Coast Guard certificate of financial responsibility (water pollution), a valid certificate from any US state that requires a state equivalent of a certificate of financial responsibility, a vessel classification certificate and any other credentials as might be, or may come to be, required. Copies of such trading documentation and/or authorisations shall be made available to the Owners as and when reasonably requested.

CLAUSE 56 - OWNERS' RIGHTS TO REMEDY DEFAULTS

1. If at any time the Charterers shall fail to comply with any of the provisions of Clause 43, then (without prejudice to the right of the Owners to treat that non-compliance as a Termination Event) the Owners shall be at liberty, but not under any obligation, either (a) to procure such insurance and/or entries on a war risks association or protection and indemnity risks association and/or associations and to pay any outstanding premiums (as the case may be) in accordance with such provisions (at the Charterers' expense), or (b) at any time whilst such failure is continuing to require the Vessel to remain in port, or (as the case may be) to proceed to and

remain at a port or other place designated by the Owners, until such time as such provisions are fully complied with. If the Owners intend to exercise any right conferred to them by this Clause 56.1, they shall inform the Charterers thereof.

2. If the Charterers fail to comply with any of the provisions of Clause 10, 54 and 55 the Owners may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the right of the Owners to treat that non-compliance as a Termination Event, arrange for the carrying out of such repairs, changes or surveys as they may deem expedient or necessary in order to procure the compliance with such provisions.

3. If the Charterers fail to comply with any of the provisions of Clauses 57 or 58 the Owners may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the right of the Owners to treat that non-compliance as a Termination Event, pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or take any such measures as they may deem expedient or necessary for the purpose of securing the release of the Vessel in order to procure the compliance with such provisions.

4. If the Charterers fail to comply with any of their other obligations under this Charter, the Owners may, without being in any way obliged to do so or responsible for so doing, and without prejudice to the right of the Owners to treat that non-compliance as a Termination Event, take such action as they may deem expedient or necessary in order to procure the compliance with such provisions.

5. Notwithstanding any exercise by the Owners of any of the rights and powers contained in this Clause 56, charter hire shall continue to accrue and be payable by the Charterers during the period of such exercise.

CLAUSE 58 - TITLE AND ENCUMBRANCES

The Charterers shall take all steps which may be reasonably necessary to safeguard the title and rights of the Owners and the Mortgagees in the Vessel as notified to the Charterers and in particular (but without limitation):

a. will place, and at all times and places retain a properly certified copy of this Charter, and of the Mortgage, on board the Vessel with her papers, cause each such certified copy and such papers to be exhibited to any and all persons having business with the Vessel

which might give rise to any lien on it, other than liens for crew's wages and salvage, and to any representative of the Owners and the Mortgagee;

b. will promptly pay and discharge or secure all debts, damages and liabilities whatsoever which the Charterers shall have been called upon to pay, discharge or secure and which have given, or may give, rise to maritime or possessory liens on or claims enforceable against the Vessel, and in the event of arrest of the Vessel pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien as aforesaid, to procure the release of the Vessel from such arrest or detention forthwith upon receiving notice of the same by providing bail or otherwise as the circumstances may require;
c. will not pledge any credit of the Owners for any maintenance, service, repairs, drydocking or modifications to the Vessel or for any other purpose whatsoever;
d. will not sell or hypothecate or purport to sell or hypothecate or execute a bill of sale of the Vessel or any interest therein or create or suffer to exist any encumbrance over the Vessel;
e. will not do or permit to be done any act or thing which might jeopardise the rights of the Owners or the Mortgagee in the Vessel and will not omit to do or permit to be omitted to be done any act or thing which if not done might jeopardise or prejudice the rights of the Owners or the Mortgagee in the Vessel;
f. will not do anything which may result in the Vessel being confiscated, seized, requisitioned, taken in execution, impounded or otherwise taken from the possession of the Charterers and in the event of any such confiscation, requisition, seizure, impounding or taking, the Charterers will use their best endeavours to procure an immediate release of the Vessel therefrom; and
g. will duly pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges levied upon the Vessel prior to the date on which penalties are attached thereto, except to the extent that such may be contested in good faith.

CLAUSE 59 – INCONSISTENCY

In case of any inconsistency between the standard terms of this Charter and the Additional Rider Clauses 32 to 61 (both inclusive) and Schedule 1, the Additional Rider Clauses 32 to 58 and Schedule 1 shall prevail

CLAUSE 60 – AMENDMENTS

Any addendum, supplement, memorandum of understanding or amendment to this Charter shall be in writing, shall constitute an integral part of this Contract and shall be predominant over the respective corresponding Clauses of this Charter provided same has been effected in writing and approved by the Mortgagee.

CLAUSE 61 – QUIET ENJOYMENT

The Owners undertake to procure that during the Charter Period and provided that Charterers are complying with all their obligations under the Charter, the Mortgagee will not interfere with Charterers use and quiet enjoyment of the Vessel.

CLAUSE 62- TERMS PREVAILING

In the event of any conflict or inconsistency between any term and condition of Parts I, II and IV of this Charter and any term and condition of these Clauses, the terms and conditions of these Clauses shall prevail to the extent of such conflict.

CLAUSE 63 – FINAL PROVISIONS

1. The following expressions shall be construed in the following manner:

   "**Banking Day**" means a day (excluding Saturdays and Sundays) on which banks are open for business in London, Hong Kong and Athens and (if payment is required to be made on such day) in New York City and the place to which such payment is required to be made;

   "**Owners**", " **Charterers**" and "**Mortgagee**" shall include their respective successors and permitted assigns;

   "**person**" includes any individual, partnership, firm, trust, body corporate, government, governmental body, authority, agency, unincorporated body of persons or association;

   "**subsidiary**" means any company or entity directly or indirectly authorised by such person, and for this purpose control means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct policies and management whether by contract or otherwise;

   "**taxes**" means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions or conditions resulting in a charge whatsoever, together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, and "**Tax**" and "**Taxation**" shall be construed accordingly.

2. Unless the context otherwise requires, words in the singular include the plural and vice versa.
3. References to any document include the same as varied, supplemented or replaced from time to time.
4. References to any enactment include re-enactments, amendments and extensions thereof.
5. Clause headings are for convenience of reference only and are not to be taken into account in construction.

6. Unless otherwise specified, references to Clauses are to clauses of Part II of the BARECON 2001 standard form and to the Additional Rider Clauses of this Charter and references to Boxes to boxes of Part I of the BARECON 2001 standard form of the Charter.
7. Unless otherwise specified, capitalized terms shall have the meaning of the definition provided for them herein, even if such definition is provided herein after such capitalized term is originally used.
8. In this Charter, references to periods of a "year" shall mean a period beginning in one calendar year and ending in the following relevant calendar year on the day and month numerically corresponding to the day of the calendar year in which such period started, provided that (a) if such period started on the last banking day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last banking day in the relevant calendar month and (b) if such numerically corresponding day is not a banking day, such period shall end on the next following banking day in the same calendar month, or if there is no such banking day, such period shall end on the preceding banking day (and "year" and "annualy" shall be construed accordingly).

Signature (Owners)	Signature (Charterers)
GO SKAR SHIPPING S.A. MONROVIA LIBERIA	Poseidon Navigation Corp Antonios Bertsos Director Signature (Guarantors) Boston CARRIERS INC. Antonios Bertsos - CEO